UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2015

ALTISOURCE ASSET MANAGEMENT CORPORATION
(Exact name of registrant as specified in its charter)

United States Virgin Islands	001-36063	66-0783125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

402 Strand Street
Frederiksted, United States Virgin Islands 00840-3531
(Address of principal executive offices including zip code)

(340) 692-1055
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of Certain Officers

On February 17, 2015, Altisource Asset Management Corporation (the “Company”) appointed George G. Ellison, age 55, as Chief Executive Officer of the Company.

Prior to joining the Company, Mr. Ellison had been employed for 19 years at Bank of America and its predecessor, Nationsbank. Mr. Ellison held several roles over his career at Bank of America, most recently being the executive leading the team that managed the valuation and disposition of Bank of America’s legacy mortgage loan portfolio and a leading member of Bank of America’s Special Initiatives team that worked to resolve Bank of America’s representation and warranty litigation. Prior to his most recent roles, Mr. Ellison was Global Head of the Structured Products division within Bank of America’s Investment Banking platform. His responsibilities involved all Structured Products including RMBS, ABS, ABCP Conduit and CMBS securities, among others. Mr. Ellison holds a Bachelor of Science in Industrial Engineering the University of Pittsburgh and a Masters of Business Administration from the Wharton School of Business.

There are no family relationships among Mr. Ellison and any of the Company's directors and executive officers.

Effective upon Mr. Ellison’s appointment, Ashish Pandey, the Company’s Chief Executive Officer and Chairman, was appointed as Executive Chairman of the Company.

On February 19, 2015, the Company issued a press release announcing the appointment of Mr. Ellison, a copy of which is attached hereto as Exhibit 99.1.

(e) Compensatory Arrangements

Pursuant to his employment arrangement, Mr. Ellison will receive, among other things, (i) a base salary of $450,000, (ii) a target incentive bonus opportunity of $450,000, dependent on performance and (iii) standard relocation costs and benefits. On the first day of his employment with the Company, Mr. Ellison was awarded 44,132 shares of restricted common stock of the Company, subject to the vesting requirements provided below.

The 44,132 shares of restricted stock awarded to Mr. Ellison will vest in three tranches, subject to the achievement of the following performance hurdles:

One-third (33.33%) will vest in accordance with the vesting schedule set forth below if the market value of Company stock meets both of the following conditions: (i) the market value has realized a compounded annual gain of at least twenty percent (20%) over the market value on the date of the grant and (ii) the market value is at least $366.25 per share;

One-half (50%) will vest in accordance with the vesting schedule set forth below if the market value of Company stock meets both of the following conditions: (i) the market value has realized a compounded annual gain of at least twenty-two and a half percent (22.5%) over the market value on the date of the grant; and (ii) the market value is at least $549.38 per share; and

One-sixth (16.66%) will vest in accordance with the vesting schedule set forth below if the market value of Company stock meets both of the following conditions: (i) the market value has realized a compounded annual gain of at least twenty-five percent (25%) over the market value on the date of the grant; and (ii) the market value is at least $732.50 per share.

After the performance hurdles for a tranche have been achieved, 25% of the restricted stock in that tranche will vest on each of the first four anniversaries of the date that the performance hurdles for that tranche were met.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

99.1	Press release of Altisource Asset Management Corporation dated February 19, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Altisource Asset Management Corporation
Date: February 19, 2015	By:	/s/ Stephen H. Gray
Stephen H. Gray General Counsel and Secretary

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